UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2007 (October 16, 2007)

HUNTSMAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32427	42-1648585
(Commission File Number)	(IRS Employer Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 584-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 16, 2007, stockholders of Huntsman Corporation (the “Company”) holding a majority of the shares entitled to vote thereon approved a proposal to adopt the Agreement and Plan of Merger, dated as of July 12, 2007, among Hexion Specialty Chemicals, Inc., a New Jersey corporation, an entity owned by an affiliate of Apollo Management, L.P., Nimbus Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Hexion Specialty Chemicals, Inc., and the Company.

A copy of the related press release issued by the Company on October 16, 2007 is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1	Press release dated October 16, 2007.

Additional Information and Where to Find It

In connection with the proposed merger, the Company has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”), which definitive proxy statement has been mailed to its stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail or telephone to Huntsman Corporation Investor Relations, 500 Huntsman Way, Salt Lake City, Utah 84108, telephone: (801) 584-5700 or on the company’s website at http://www.huntsman.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

Date: October 17, 2007	By:	/s/ JOHN R. HESKETT
	Name:	John R. Heskett
	Title:	Vice President, Corporate Development and
Investor Relations

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Press release dated October 16, 2007.